Exhibit 10.3

LEASE AGREEMENT

(10800 Galaxie Avenue, Ferndale, MI)

THIS LEASE is made effective as of March 10, 2021, by and between 10800 Galaxie Ave, LLC (“Landlord”) and Robotic Assistance Devices, Inc., with an address of 31103 Rancho Viejo Rd., Suite D2114, San Juan Capistrano, CA 92675 (“Tenant”).

1. PREMISES. Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the real property containing an approximately 29,316 square foot building (the “Building”) commonly known as 10800 Galaxie Avenue, Ferndale, Michigan 48220, as more particularly depicted on Exhibit A attached hereto (the “Premises”).

2. TERM; OPTION TO EXTEND. The term of the Lease (“Term”) shall be for a period of 10 years commencing May 1, 2021 (the “Commencement Date”) and ending April 30, 2031. Tenant shall have an option to extend the lease for 10 years thereafter with written notice to the Landlord provided 90 days or more prior to the expiration of the initial 10 year Lease Term.

3. POSSESSION. Landlord shall deliver possession of the Premises as of the Commencement Date. Landlord shall paint the exterior walls and the interior warehouse walls and warehouse ceiling before the Commencement Date. Otherwise, Tenant acknowledges that it is accepting the Premises in its “AS IS” condition.

4. BASE RENT; ADDITIONAL RENT. As basic rent (“Base Rent”) for the Premises, Tenant hereby agrees to pay to Landlord, without deduction, set-off, prior notice or demand, the following basic rent:

(a) For years 1 through 3, Fifteen Thousand Eight Hundred Seventy Nine and 50/100 Dollars ($15,879.50) per month, which is based upon a rental rate of $6.50 per square foot (triple net). The first month’s rent is due 7 days prior to the Commencement Date.

(b) Beginning in year 4, on May 1, 2015, rent will increase 3% (three percent) per annum, compounded annually.

(c) As additional rent (“Additional Rent”), during the Term, Tenant shall pay to Landlord all of the operating expenses related to the ownership and operation of the Premises, including without limitation, real estate taxes, insurance, maintenance expenses, repairs and utilities, subject to the terms below.

(d) All rental payments (including Additional Rent) shall be made in advance, on or before the first day of each calendar month, continuing through the balance of the Lease Term and any extensions thereof.

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(e) All rent (including Additional Rent) hereunder shall be paid to Landlord at 13210 Cloverdale, Oak Park, Michigan 48237 or to such other persons or at such other places as Landlord may from time to time designate by written notice.

(f) Should any rent, including Basic Rent or Additional Rent required to be made by Tenant hereunder remain unpaid within ten (10) days after that the sum is due, Tenant shall pay as a late fee an additional 2% of the Base and Additional Rent totals for that month.

(g) If Tenant exercises the option to extend this Lease Term for an additional 10 years, Base Rent is the first year of the extension (year 11) shall be increased 3% over the Base Rent in year 10, and Base Rent shall increase annually by 3% every year of the extension thereafter, compounded annually.

5. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution hereof the sum of Fifteen Thousand Eight Hundred Seventy Nine and 50/100 Dollars ($15,879.50) as security deposit for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord shall be required to keep the deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the assignee, if any, of Tenant’s interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises.

6. USE AND OCCUPANCY.

(a) The Premises are hereby leased to Tenant upon the express condition that Tenant shall use the Premises for business of assembling electronic devices of various types and for general office use. Specifically these devices are autonomous robots in various form factors. Some outdoor space will be converted into a unmanned autonomous vehicle obstacle and testing course. Some other outdoor space may be converted into an enclosed drone test space, pending relevant ordinances. Indoor space will be used to test similar types of devices. No other use of the Premises is allowed without the express, written approval of the Landlord, secured in advance of any new use.

(b) Tenant shall not make or permit objectionable odors or noise at the Premises and shall not interfere with the rights of other tenants. Tenant shall not permit the use or storage of material amounts of hazardous substances or permit any waste or illegal act. Tenant will be using batteries and will properly store batteries.

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7. CONDITION OF PREMISES. Taking possession of the Premises by the Tenant shall be conclusive evidence against the Tenant that the Premises were in good and satisfactory condition when possession of the same was so taken; and the Tenant will, at the expiration or earlier termination of this Lease, by lapse of time or otherwise, return the Premises to the Landlord in the same condition as it existed on the Commencement Date, with ordinary wear and tear excepted.

8. ALTERATIONS; IMPROVEMENTS. Tenant shall not make any modifications, alterations or additions to the Premises without Landlord’s written approval. If any modifications or alterations are made, a reputable licensed and insured contractor must be utilized and all proper permits must be obtained and fulfilled. Prior to Lease termination, Tenant must restore the Premises to its condition as of the Commencement Date. Tenant agrees to construct all modifications, alterations and additions in accordance with all codes and provide Landlord electronic as-built drawings.

9. REPAIRS AND MAINTENANCE.

(a) Tenant shall maintain the Premises in good condition as it existed as of the Commencement Date and promptly make all repairs and replacements for which Tenant is responsible with quality materials and workmanship in compliance with all regulations. The obligation to maintain shall include, without limitation, windows, office entries, walls, floors, electrical and lighting systems, replacing light bulbs and ballasts, signage, fire monitoring equipment (and NFPA inspections/certifications), dock levelers, shelters and doors, plumbing, and tube heaters serving the Premises. Except as provided in sub paragraph (b), below, maintenance of the Premises shall be the responsibility of the Tenant, at the Tenant’s expense. Tenant shall promptly repair Property damage caused by its agents, employees or visitors or Landlord may make such repair and bill Tenant. Tenant shall not permit any action that may void roof, HVAC or other warranties or overload any building component or mezzanine. All trash removal, landscaping and snow removal services, including without limitation, application of ice melters on the entire Premises and removal of snow from parking lots, walkways, pathways, doorways and loading docks of the Premises shall be the responsibility of the Tenant, and shall be performed at Tenant’s expense.

(b) Landlord shall be responsible, at its cost, to maintain and repair, the roof, foundation and four outer walls of the Building. Landlord shall be responsible for any necessary maintenance, repair or replacement of the HVAC.

10. UTILITIES. Tenant shall be solely liable for usage of all utility service to the Leased Premises. All utility bills shall be paid by Tenant. Tenant is to register all utilities servicing the Lease Premises in Tenant’s name. These should be registered by Tenant on or before taking possession of the Lease Premises.

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11. ENVIRONMENTAL MATTERS. Tenant represents and warrants that it shall not engage in or conduct any activity or operation at the Premises in violation of any applicable environmental laws.

12. PERSONAL PROPERTY TAXES. Tenant shall pay all personal property taxes assessed against any leasehold improvements or personal property kept on the Premises during the Lease Term and any extension thereof.

13. REAL PROPERTY TAXES. Tenant hereby agrees to reimburse and pay to Landlord, any and all real estate or ad valorem taxes levied or assessed against the Leased Premises or current installments of special assessments, if any, against the real property or Building which are attributable to Tenant’s occupancy of the Premises within the Term. Tenant shall promptly, upon receipt of an invoice from Landlord, but in no event more than ten (10) days after receipt of the invoice, make payment to the Landlord for the full amount of the invoice. The invoice shall include a copy of the applicable tax bill, any and all real estate or ad valorem taxes levied or assessed against the Premises. If applicable, the parties may agree that such taxes have been paid in advance by or on behalf of, Landlord prior to the Commencement Date and that the portion to be paid by Tenant shall be determined by a pro rata adjustment of such taxes on a due date basis for the number of days of the term hereof.

14. CASUALTY. In the event of total or partial destruction of the Premises by fire or other casualty through no fault of Tenant, Landlord agrees to promptly restore and repair the Premises at Landlord’s expense to the original condition as when Tenant first took possession of the Premises as of the Commencement Date; provided, however, that Landlord shall not have any obligation hereunder to reconstruct any of the Tenant’s improvements. Any insurance proceeds not used by Landlord in restoring or repairing the Premises shall be the sole property of Landlord. Rent shall proportionately abate during the time that the Premises or part thereof are unusable because of any such damage thereto. Notwithstanding the foregoing, if the Premises are (i) so destroyed that they cannot be repaired or rebuilt within two hundred seventy (270) days from the date on which the insurance claim is adjusted; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto; then either Landlord or Tenant may, upon thirty (30) days’ written notice to the other party, terminate and cancel this Lease as of the date of such casualty and all further obligations hereunder shall thereupon cease and terminate, including without limitation Landlord’s obligation to rebuild the Premises. Notwithstanding anything to the contrary, there shall be no abatement of rental or right to terminate this Lease if such fire or other cause damaging or destroying the Premises shall result from the negligence or willful act of the Tenant, its agents, invitees or employees. If the Tenant shall use any part of the Premises for storage during the period of repair a reasonable charge shall be made therefor against the Tenant. Landlord shall not repair/replace property of Tenant or others.

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15. SIGNS. Tenant may not place any signs on the exterior of the building without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any approved signs must conform to any applicable governmental regulations. Landlord consents to the current signage at the Premises as of the Commencement Date.

16. LIABILITY, INDEMNIFICATION AND INSURANCE.

(a) During the term of this Lease, Landlord shall maintain commercially reasonable fire and extended coverage insurance at full replacement cost on the Building, with all risk coverage, but shall not protect Tenant’s property or Tenant’s leasehold improvements on the Premises. Tenant agrees to timely reimburse Landlord, upon being billed, for all premiums for such insurance which the Landlord shall carry on the leased premises and which are attributable to Tenant’s possession of the Leased Premises during the Term. Tenant shall reimburse Landlord for all such premiums within 10 days of Landlord’s service of the insurance invoices upon the Tenant. The insurance purchased shall be at the replacement cost of the premises hereinabove described and shall be an all-risk policy.

(b) The Tenant agrees to indemnify and hold harmless the Landlord from any liability for damages to any person or property in, on or upon said Premises from any cause whatsoever (except to the extent caused by the negligence or willful misconduct of Landlord, its other tenants or any of its respective agents, employees, visitors or contractors), and Tenant will procure and keep in effect during the term hereof general liability and property damage insurance for the benefit of the Landlord in the sum of Two Million and 00/100 Dollars ($2,000,000.00) for damages resulting to one (1) person and Two Million and 00/100 Dollars ($2,000,000.00) for damages resulting from one (1) casualty, and Two Million and 00/100 Dollars ($2,000,000.00) of property damage insurance resulting from any one (1) occurrence. Tenant shall deliver certificates of insurance for all policies required pursuant to this Section 16 to the Landlord, and upon Tenant’s failure so to do, the Landlord may at its option obtain such insurance and the cost thereof shall be paid as additional rent due and payable upon the next ensuing rent day. Any policies issued pursuant to this Section 16(b) shall name Landlord as an additional insured and loss payee.

(c) Landlord agrees to indemnify and hold harmless the Tenant from any liability for damages to any person or property in, on or upon the Premises which arise as a result of Landlord’s gross negligence or intentional misconduct.

(d) Tenant acknowledges that it shall be responsible for obtaining insurance for its own personal property.

(d) Any policies obtained by the parties pursuant to this Section 16 must also provide for at least thirty (30) days prior written notice to Landlord and Tenant before expiration or cancellation.

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17. TENANT’S DEFAULT. Tenant’s failure to pay Base Rent, Additional Rent, or to perform its other obligations under this Lease (and any extension or renewal of this Lease), may result in eviction, termination of this Lease, the filing of an action at law or in equity, and such other actions as the Landlord may determine within its sole discretion. Landlord shall not be limited in its choice of remedies. Tenant shall not be excused of its obligation to pay Base Rent, Additional Rent, or other required payments and reimbursements under this Lease without the express written consent of the Landlord or an order from a court of competent jurisdiction otherwise.

18. EMINENT DOMAIN. If the whole or any material part of the Premises shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken from the day the possession of that part shall be required for any public purpose and the rent shall be paid up to that day. If more than twenty-five percent (25%) of the useable floor space of the Premises is so taken or a portion of the Premises that is material in Tenant’s business operations is so taken, then from that day, either the Landlord or Tenant shall have the right either to cancel this Lease and declare the same null and void. In the event neither party elects to terminate the Lease pursuant to this Section 18, then Tenant shall continue in the possession of the remainder of the term under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the Premises taken. Promptly after any such taking, Landlord, at its sole cost and expense, will make all necessary repairs or alterations to the Building as originally installed by Landlord, so that the remaining Premises shall constitute a complete architectural structure and be able to be used in Tenant’s business. All damages awarded for such taking shall belong to and be the property of the Landlord except Tenant may claim dislocation damages provided such amount does not reduce Landlord’s award.

19. TENANT ASSIGNMENT AND SUBLETTING. The Tenant covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet said Premises or any part thereof without the written consent of the Landlord.

20. ATTORNMENT. In the event the Premises are sold, whether by a foreclosure or otherwise, this Lease shall continue in full force and effect, and Tenant agrees, upon request, to attorn to and acknowledge the successor/owner at such sale as Landlord hereunder; provided such successor/owner will recognize this Lease, unless and until it is in default beyond any applicable cure period. Landlord will provide Tenant with an acceptable subordination, non-disturbance and attornment agreement from any lender holding a mortgage on the Premises immediately upon lease execution and from time to time in the event that a new mortgage is recorded encumbering the Building.

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21. QUIET ENJOYMENT. The Landlord covenants that the said Tenant, so long as Tenant is not in default hereunder beyond any applicable cure period, shall and may peacefully and quietly have, hold and enjoy the said Premises for the Term aforesaid.

22. RIGHT TO RE-ENTER AND TERMINATE. If the Tenant at any time during the Term of this Lease shall:

(a) Default in the timely payment of any installment of Base Rent or Additional Rent to be paid by Tenant hereunder within ten (10) days after that such sum was due; or

(b) Default in the timely payment of any installment of any sum specifically to be paid by Tenant hereunder (other than Base Rent or Additional Rent) within ten (10) days after written notice from Landlord that such sum was due; or

(c) Default in the observance or performance of any of Tenant’s other covenants hereunder (other than the covenant to pay Base Rent or Additional Rent or any other sum herein specified to be paid by Tenant) and such default shall not have been cured within thirty (30) days after Landlord shall have given to Tenant written notice specifying such default; provided, however, that if the default complained of shall be of such a nature that the same cannot be completely remedied or cured within such thirty-day period, then such cure period shall be deemed extended for the purposes of this Section 22 if Tenant shall have commenced curing such default within such thirty-day period and shall proceed with reasonable diligence and in good faith to remedy the default complained of; or

(d) Be adjudicated bankrupt or insolvent, or have a receiver or trustee appointed for all or substantially all of its business or assets on the ground of Tenant’s insolvency, or suffer an order to be entered approved a petition filed against Tenant seeking reorganization of Tenant under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State thereof; or

(e) Make an assignment for the benefit of its creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State thereof, or shall file a petition to take advantage of any insolvency act or shall consent to the appointment of a receiver or trustee of all or a substantial part of its business and property; then, upon the happening of any one or more of such events of default and the expiration of any applicable period of time for curing such default, Landlord may, without further demand for rent due or for the observance or performance of any of said terms, conditions or agreements, elect to do one or more of the following: (i) upon reasonable prior written notice to Tenant identifying the act to be done, perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform, the actual and reasonable cost of which performance by Landlord shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand; (ii) upon not less than fifteen (15) days prior written notice to Tenant, terminate this Lease and re-enter said Premises and remove all persons and property therefrom, in accordance with Michigan law; or (iii) exercise any other right or remedy available to Landlord at law or in equity. If this Lease is terminated pursuant to this Section 22, Tenant shall remain liable for damages and Rent due hereunder.

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23. ENTRY AND INSPECTIONS. Landlord shall be entitled to enter the Premises upon reasonable advance notice of at least forty-eight (48) hours (except in the event of emergencies) during its normal business hours. Landlord shall be permitted subject to the limitations specified above, to show the Premises to a prospective tenant within the last ninety (90) days of the Term or at any time upon exercise by Tenant of its early termination option under this Lease. Tenant further agrees that during the ninety (90) days prior to the expiration of the Term Landlord may place thereon any usual or ordinary “For Sale” or “To Lease” signs. Landlord and his agent shall at all times have and retain a key with which to unlock all of the doors, in, upon and about the Premises, excluding Tenant’s vaults and safes, to open said doors in an emergency in order to obtain entry to the Premises, and entry to the Premises by Landlord by any means and such entry shall not, be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof.

24. HOLDING OVER AND RE-RENTING. If Tenant shall retain possession of the Premises or part thereof after expiration or termination hereof, in the absence of a new lease or amendment, then Tenant shall pay Landlord for each month of such retention in the amount of 110% of the monthly Base Rent for the last period prior to the date of such expiration or termination as well as the Additional Rent as required hereunder. Acceptance by Landlord of such payments after such expiration or termination shall not constitute a renewal of this Lease. This provision shall not operate as a waiver of Landlord’s right to re-entry or any other right of Landlord. Tenant shall be a month to month tenant during the period of any such holding over without the consent of Landlord.

25. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rental herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy.

26. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION FOR SUMMARY PROCEEDINGS TO RECOVER POSSESSION OF REALTY. FURTHER, LANDLORD AND TENANT WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION ARISING OUT OF OR RELATING TO THE COVENANTS, TERMS, CONDITIONS OR PROVISIONS OF THIS LEASE.

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27. RECEIPT OF MONEY AFTER TERMINATION OF LEASE. No receipt of money by the Landlord from the Tenant after the termination of this Lease shall reinstate, continue or extend the term, nor affect or waive any notice given by the Landlord to the Tenant prior to such receipt of money.

28. SUBORDINATION. This Lease shall be subordinate to any mortgage or ground lease. Tenant shall, upon Landlord’s request, execute any instrument or instruments reasonably acceptable to Tenant which shall permit a mortgage against Landlord’s fee interest in the Premises to be superior to the lien of this Lease, provided, however, that any such instrument shall include an agreement with Tenant which will provide that, so long as Tenant pays the rents due under this Lease and is not otherwise in default hereunder beyond any applicable cure period, the holder of such mortgage will not disturb possession of Tenant, notwithstanding any default under such mortgage.

29. NOTICES. Any notice or other communication required or permitted to be given under this Lease will be sufficient if it is in writing, sent to the applicable address set forth below (or as otherwise specified by any party by notice to the other parties in accordance with this Section 29) and delivered personally, mailed by certified or registered first-class mail or sent by recognized overnight courier, postage prepaid, and will be deemed given (i) when so delivered personally, sent by facsimile or email (ii) if mailed by certified or registered first-class mail, three business days after the date of mailing, or (iii) if sent by recognized overnight courier, one day after the date of sending.

If to Landlord:	If to Tenant:

10800 Galaxie Ave., LLC	Robotic Assistance Devices, Inc.
13210 Cloverdale	31103 Rancho Viejo Rd., Suite D2114
Oak Park, MI 48237	San Juan Capistrano, CA 92675
Attn: Yehuda Cohen
E-Mail: Yehuda@TCFcompanies.com

with a copy to (which shall not constitute notice to Landlord):

Hickey, Cianciolo, Finn & Atkins, PC
901 Wilshire Dr., Suite 550
Troy, Michigan 48084
Attn: Steven M. Hickey
E-Mail: smh@hclawyers.com

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30. CUMULATIVE REMEDIES, NON-WAIVER. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any covenant hereof shall not be deemed a waiver of any such breach and no waiver by Landlord of any sum due hereunder or any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to Landlord upon any breach by Tenant under this Lease shall impair such right to remedy or be construed as a waiver of any such breach heretofore or condition herein contained and shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Landlord either hereunder or by law shall be cumulative and no alternative and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law.

31. TIME IS OF THE ESSENCE. Time is of the essence of this Lease, and each provision herein contained. If the Tenant consists of more than one person, all covenants and obligations of the Tenant are joint and several. All terms, conditions and covenants herein agreed to be performed by the Tenant shall be performed at its sole cost and expense.

32. SUCCESSORS. The covenants, conditions and agreements made and entered into by the parties hereto are declared binding on their respective heirs, successors, representatives and assigns.

33. APPLICABLE LAW, JURISDICTION AND VENUE. This Lease shall be governed by, and construed in accordance with, the laws of the State of Michigan. Disputes will be litigated in the State Courts for the County of Oakland, State of Michigan. Tenant submits to this venue as proper, and submits to the personal jurisdiction of these State Courts, waiving any right of removal to the Federal courts.

34. CAPTIONS. The section headings of this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of intent of this Agreement or any provision hereof, or in any way affect this Agreement.

35. WAIVER OF SUBROGATION. Landlord shall cause each insurance policy carried by Landlord insuring the Premises against loss by fire and causes covered by standard extended coverage, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and its fixtures and contents against loss by fire and causes covered by standard extended coverage, to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policies. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance, provided such insurance was obtainable at the time of such loss or damage. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 35, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be deemed secondary to the latter’s insurance.

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36. ENTIRE AGREEMENT. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it, in whole or in part, or a surrender of this Lease or of the Premises or any part thereof or of any interest of Tenant therein unless such executory agreement is in writing and signed by Landlord and Tenant.

37. ESTOPPEL CERTIFICATE. Within ten (10) days of request, Tenant shall deliver to Landlord, or any prospective landlord or mortgagee, a statement certifying: a) the Expiration Date; b) that this Lease is unmodified except as specified; c) the date to which Rent has been paid; d) that there are no defaults of Landlord’s obligations except as specified; and e) and other information as reasonably requested, provided the form is mortgagee’s or Landlord’s standard form.

38. COUNTERPARTS; AMENDMENTS. This Lease may be executed by the parties hereto in separate counterparts, each of which when executed and delivered shall be an original but all such counterparts shall constitute but one and the same instrument. The parties agree that signatures exchanged by facsimile or PDF format will be deemed original signatures. This Lease may not be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by each of the parties hereto.

39. RECORDING. Neither party shall record this Lease or a copy thereof without the written consent of the other.

40. BROKERS. Each party represents and warrants unto the other that it has not been represented by a broker, agent or other party in this transaction, and that there are no claims for brokerage commissions or finder’s fees in connection with this Lease, and each party agrees to indemnify the other and hold it harmless from all liabilities arising from any such claim arising from an alleged agreement or act by the indemnifying party (including, without limitation, the cost of counsel fees in connection therewith); such agreement to survive the termination of this Lease.

41. LIENS. Tenant shall keep the Property free from liens. Any lien not released or bonded over within ten (10) days of filing may be released by any means Landlord deems reasonable, including payment of the claim. Such sums advanced shall be considered Additional Rent and shall due immediately, but in no instance later than 3 days from demand.

42. RULES. Tenant shall comply with all property rules reasonably set forth by Landlord. Tenant may not install signs, lettering or advertising without Landlord’s written consent and must comply with governmental regulations and Property standards. Tenant must use a compactor or covered dumpster for all trash. No outside storage shall be permitted.

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43. SALE OF PROPERTY. If the Property is sold, Landlord shall be released from future liability and Tenant shall look to Landlord’s successor (if any Security Deposit has been transferred). Except for this Article, this Lease shall not be affected by an ownership change.

44. FORCE MAJEURE. Except for timely Rent payment, Landlord or Tenant shall not be in default hereunder when performance of any term or condition is prevented by a cause beyond its control.

45. PARKING. Tenant and its guests may use the currently paved areas for passenger vehicle parking. No parking of inoperative vehicles or trailers on the Property is allowed. Tenant shall not sublet any portion of the parking area without the express written consent of the Landlord in advance.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year above set forth.

LANDLORD:		TENANT:

10800 GALAXIE, LLC		ROBOTIC ASSISTANCE DEVICES, INC.

By:		By:
Name:	Yehuda Cohen	Name:	Steve Reinharz
Its:	Manager	Its:	President

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EXHIBIT A

[ATTACH SITE PLAN]

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